                 Exhibit 10.1

Alkami
Senior Executive Bonus Plan
1.Purpose
This Senior Executive Bonus Plan (the “Plan”) is intended to provide an incentive for achievement of annual corporate and/or individual goals and to motivate eligible executives and employees of Alkami Technology, Inc. (the “Company”) and its subsidiaries toward high achievement and solid business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain employees. The Plan is effective as of April 3, 2021 (the “Effective Date”) and shall govern bonuses awarded for the annual performance period commencing January 1, 2021 and consecutive annual performance periods thereafter (each of calendar year 2021 and such consecutive annual performance periods, a “Performance Period”).
2.Eligible Employees
The Compensation Committee of the Board of Directors of the Company (the “Committee”) and, with respect to individuals who are not executive officers of the Company, the Chief Executive Officer of the Company (together with the Committee, the “Administrator”) shall determine which employees of the Company and its subsidiaries shall be eligible to participate in the Plan for a given Performance Period (the “Eligible Employees”). Participation in the Plan is in the sole discretion of the Administrator. Accordingly, an Eligible Employee who is a participant in the Plan is in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.
3.Administration
The Committee shall administer the Plan in all respects for Eligible Employees who are executive officers and, in respect of such executive officers, all references to “Administrator” shall mean the Committee. The Administrator shall have the sole discretion and authority to administer and interpret the Plan.
4.Bonus Determinations
(a)The bonus pool for each Performance Period shall be funded based upon Company attainment of corporate performance objectives and/or Eligible Employee attainment of individual performance objectives, in each case, which are established for the Performance Period by the Administrator (the “Performance Goals”). The Administrator shall determine a level of attainment for each Performance Goal, may specify “threshold,” “target” and “stretch” levels of achievement, may specify that a Performance Goal is merely subject to achievement or not or may specify that a Performance Goal shall be subjectively determined by the Administrator or an Eligible Employee’s supervisor, and, if applicable, must specify the applicable percentage achievement corresponding to each level of attainment, including, if applicable, any intermediate levels of attainment (the “Achievement Level Factor”). The weighting of each Performance Goal shall also be specified by the Administrator, and the aggregate weightings may exceed 100%.
(b)The amount of bonus that can be earned by any Eligible Employee during the Performance Period shall be based on the Eligible Employee’s target bonus percentage (“Target Bonus Percentage”), which shall be established by the Administrator and expressed as a percentage of the Eligible Employee’s base salary or base wage. Except as required by applicable law, overtime and double time wages for non-exempt Eligible Employees are excluded from base salary and base wage rates. Unless determined otherwise by the Administrator, in its sole discretion, the maximum amount payable to any Eligible Employee shall be two hundred percent (200%) of such Eligible Employee’s Target Bonus Percentage in any given Performance Period.
(c)Each exempt employee’s bonus will be determined based on the Company’s and/or the Eligible Employee’s achievement of the Performance Goals, which shall be weighted as determined by the Administrator in its sole discretion (the “Performance Mix”). Bonus awards for eligible non-exempt employees shall not be based upon achievement of Performance Goals, but shall be determined by his or her manager’s assessment of the eligible non-exempt employee’s individual performance and contributions relative to others in his or her organization, as determined in the sole and absolute discretion of the manager.
(d)As soon as administratively practicable following the date financial statements for the Performance Period are finalized and available from the Company, the Administrator shall determine the achievement level of each Performance Goal for each Eligible Employee for the full Performance Period. The corporate and individual performance component for each exempt Eligible Employee (the “Performance Component”) shall be the sum of the amount for each Performance Goal calculated by multiplying (1) the Achievement Level Factor for the applicable Performance Goal times (2) the weighting for such Performance Goal times (3) the Target Bonus Percentage for the exempt Eligible Employee times (4) the exempt Eligible Employee’s annual base salary and (5) any proration applied based on an employee’s new hire date or any other change in position, as determined by the Administrator.
(e)An exempt Eligible Employee’s actual bonus payment (“Bonus Payment”) for a given Performance Period will be weighted according to the exempt Eligible Employee’s Performance Mix and calculated based on the Performance Component and, in the discretion of the Administrator, adjusted based on its assessment of individual performance (the “Discretionary Component”) determined by the exempt Eligible Employee’s manager through consideration of such exempt Eligible Employee’s individual performance and contribution during the Performance Period relative to others in their organization. For the avoidance of doubt, the achievement of the Discretionary Component can be less than, equal to or greater than 100% and can act to reduce (including to zero) or increase the Bonus Payment for an Eligible Employee, as determined in the Administrator’s discretion. The Administrator will also have the authority to consider such Eligible Employee’s performance and contribution relative to all Company employees at the same level in determining an individual’s actual final Bonus Payment. Unless otherwise determined by the Administrator, Eligible Employees who are on a Performance Improvement Plan at the time bonuses are determined hereunder shall not be entitled to a Bonus Payment.
(f)Subject to Section 2(b) hereof, the Administrator may, in its sole discretion and at any time, (i) pay bonuses (including, without limitation, discretionary bonuses) to Eligible Employees under the Plan based upon such other terms and conditions as the Administrator may in its discretion determine, (ii) increase, reduce or eliminate any bonus otherwise payable under the Plan and/or (iii) establish or modify Performance Periods. The Administrator may determine the amount of any reduction on the basis of such factors as it deems relevant, and shall not be required to establish any allocation or weighting with respect to the factors it considers.
(g)Subject to applicable law, the payment of a bonus to an Eligible Employee with respect to the Performance Period shall be conditioned upon the Eligible Employee’s employment by the Company on the date such payment is made; provided, however, that the Administrator may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of an Eligible Employee’s termination of employment, retirement, death or disability. Payment of bonuses to Eligible Employees shall be made as soon as practicable, as determined by the Administrator after the end of the Performance Period.
(h)For the avoidance of doubt and unless otherwise determined by the Administrator, Employees not on the Company’s, or the applicable subsidiary’s, payroll on or before the end of the Plan year will not be bonus eligible in that Plan year.
5.Amendment and Termination
The Company reserves the right to amend or terminate the Plan at any time in its sole discretion.
6.Tax Withholding
    The Company shall withhold all applicable taxes from any bonus payment made under the Plan, including any federal, state and local or foreign taxes (including, but not limited to, FICA and SDI obligations).

7.No Effect on Employment or Service
    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its affiliates to terminate any Eligible Employee’s employment or service at any time, with or without cause. Except as may otherwise be provided by applicable law or a binding written agreement entered into between the Company and any Eligible Employee, an Eligible Employee’s employment with the Company and its affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a performance period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as an Eligible Employee.

8.Term of Plan
    The Plan shall become effective as of the Effective Date, and it shall remain in effect until all payments with respect to the applicable Performance Period have been made.

9.Unfunded Obligations
The rights of Eligible Employees under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. Neither the Company nor any subsidiary shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan.

10.Rights Not Transferable
No rights of any Eligible Employee to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

11.Governing Law
The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of Texas (without regard to principles of conflict of laws).

12.Section 409A
It is intended that the payments under this Plan comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder (“Section 409A”), including without limitation any such regulations or other guidance that may be issued after the Effective Date. Accordingly, to the maximum extent permitted, this Plan shall be interpreted to be in compliance with Section 409A and any payment hereunder shall be made in compliance with or pursuant to an exemption from Section 409A.